Exhibit 99.1

KFORCE EXPECTS TO EXCEED TOP END OF THIRD QUARTER GUIDANCE

TAMPA, FL, September 21, 2020 – Kforce Inc. (NASDAQ: KFRC) today provided an update to its expected third quarter results ahead of its scheduled presentation at the Sidoti 2020 Virtual Investor Conference on September 24, 2020. Based on its positive trends in the third quarter, Kforce now expects revenues and earnings per share to exceed the top end of its previously announced guidance of $362 million in revenues and earnings of $0.82 cents per share.

David L Dunkel, Chief Executive Officer, commented, “Our results in the second quarter and expected results for the third quarter have demonstrated a remarkable level of resiliency, especially the performance of our technology business. We believe this is a testament to the strategic positioning of our Firm over the last several years to capitalize on the longer-term secular drivers of demand in technology. Our position as a 100% domestically focused organization with approximately 80% of our business focused on providing higher-end technology staffing and solutions to world class companies gives us great confidence moving forward. We will continue to prioritize allocating capital to this portion of our business with a goal of capturing a greater market share post pandemic.”

David M Kelly, Chief Financial Officer, commented, “As the third quarter has unfolded, we have continued to see positive trends in all of our lines of business. Our Tech Flex business has continued to see a gradual increase in billable consultants on assignment and we expect this business to grow sequentially in the third quarter. We look forward to providing more insights into our results on our third quarter earnings conference call.”

Access Sidoti Presentation
Kforce will present on September 24, 2020 at 3:15 p.m. Eastern. A link to the live Sidoti conference webcast and presentation can be accessed at https://sidoti.zoom.us/webinar/register/WN_V6b56gxNQumzJYoFNalOBQ or on Kforce's web site at www.kforce.com in the Investor Relations section under "Events and Presentations.”

About Kforce
Kforce Inc. is a domestic professional staffing services and solutions firm that specializes in the areas of Technology and Finance and Accounting. Each year, through our network of over 40 offices and centralized delivery centers centers, we provide opportunities for over 30,000 highly skilled professionals who work with over 3,000 clients, including a significant majority of the Fortune 500. At Kforce, our promise is to deliver great results through strategic partnership and knowledge sharing. For more information, please visit our website at http://www.kforce.com.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927

Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the performance of technology-focused businesses, the secular drivers of technology, the pace of digital transformation, the Firm’s opportunity to continue investing in its future growth, returning capital to its shareholders including the intent and ability to declare and pay quarterly dividends, and the Firm's guidance for the third quarter of 2020. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions, growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; a reduction in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; the impacts (direct and indirect) of COVID-19 on our business, our consultants and employees, and the overall economy; changes in the service mix; ability of the Firm to repurchase shares; the occurrence of unanticipated expenses; the effect of adverse weather conditions; changes in our effective tax rate; changes in government regulations, laws and policies that impact our business and our ability to comply with the same; risk of contract performance, delays or termination or the failure to obtain new assignments or contracts, or funding under contracts; changes in client demand and our ability to adapt to such changes; our ability to continue to perform under the government-sponsored COVID-19 related initiatives; continued performance of and improvements to our enterprise information systems; impacts of outstanding litigation or other legal matters, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including the Firm’s Form 10-K for the fiscal year ending December 31, 2019, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “foresee,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.